SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2005

LOUD TECHNOLOGIES INC.

(Exact name of registrant as specified in charter)

Washington	0-26524	91-1432133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

(Address of principal executive offices) (Zip Code)

(425) 487-4333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 7, 2005, LOUD Technologies Inc. (the “Company” ) filed a Current Report on Form 8-K announcing the merger of SLM Merger Corp., a Missouri corporation and an indirect wholly owned subsidiary of the Company, with and into St. Louis Music, Inc. (“St. Louis Music”), a Missouri corporation, pursuant to the Acquisition Agreement, dated as of March 4, 2005, by and among the Company, SLM Holding Corp., SLM Merger Corp. and St. Louis Music, Inc. (the “Merger”).

Due to the scope of the financial statements required for the Merger by Item 9.01(a) of Form 8-K with respect to the audit of St. Louis Music’s 2002, 2003, and 2004 financial statements, the Company is unable without undue hardship and expense to file the required financial statements within the prescribed time period.  The Company anticipates that the required financial statements for the Merger will be filed by June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD TECHNOLOGIES INC.

By:	/s/ James T. Engen
James T. Engen
President and Chief Executive Officer

Dated:  May 16, 2005